The securities evidenced hereby have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and must be held indefinitely unless they are transferred pursuant to an effective registration statement under the Act and any applicable state securities laws, or must be held until the receipt of an opinion of counsel satisfactory to the Company that registration is not required.


                                 PROMISSORY NOTE


Date:          June  4,  1998

Maker:         Michael  W.  Mims

Maker's  Mailing  Address:

               257  Amenity  Road
               Chapin,  SC  29036

Payee:         American  Bingo  &  Gaming  Corp.

Place  for  Payment:

               1440  Charleston  Highway
               West  Columbia,  SC  29169

Principal  Amount:

               Two Hundred Eighty-Four Thousand Eight Hundred Eighty-Nine And 34/100 Dollars ($284,889.34), consisting of Forty Thousand Dollars ($40,000) advanced on September 3, 1997, Twenty Thousand Dollars ($20,000) advanced on October 13, 1997, Twenty-Four Thousand Nineteen And 32/100 Dollars ($24,019.32) advanced on May 20, 1998, One Hundred Ninety-Seven Thousand Seven Hundred Sixty-Six And 63/100 Dollars ($197,766.63) advanced on June 4, 1998, and accrued interest through the date hereof on all prior advances of Three Thousand One Hundred Three And 39/100 Dollars ($3,103.39).

Annual  Interest  Rate  on  Unpaid  Principal:

               Seven Percent (7%), with interest accruing from the date hereof.

Terms  of  Payment  (principal  and  interest):

               All principal and accrued interest shall be payable in full on May 31, 2001. All payments by Maker on this Promissory Note shall be applied first towards the accrued interest with any remaining amount applied towards the unpaid principal balance.

Security  for  Payment:

               Pursuant to the Security Agreement executed on the date hereof, One Hundred Thousand (100,000) shares of the common stock of Payee, owned and held of record by Maker, are pledged by Maker as security for the payment of this Promissory Note. The certificate for such shares is attached hereto and shall be held by Payee until this Promissory Note is paid in full.

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by May 31, 2001. Maker hereby agrees that at least one-half (1/2) of any net proceeds he receives from the sale of any stock of Payee shall be paid to Payee as payment of the principal and accrued interest on this Promissory Note.

     If Maker defaults in the payment of this Promissory Note or in the performance of any obligation in any instrument securing this Promissory Note, and the default continues for thirty (30) days after Payee gives Maker written notice of the default, then Payee may declare the unpaid principal balance and earned interest on this Promissory Note immediately due.

     If this Promissory Note or any instrument securing it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, the Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

     Interest on the debt evidenced by this Promissory Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited towards the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited towards the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     Except to the extent of the Maker's interest in the American Bingo & Gaming Corp. common stock securing this Promissory Note, there shall be no liability hereunder, or under any security document securing this Promissory Note, for the payment of the indebtedness (including without limitation principal, interest, penalties, collection or other fees and attorney's fees) evidenced hereby or for the performance of the covenants and obligations set forth in any document securing this Promissory Note, including, but not limited to, the obligations contained in any such security document to pay the indebtedness evidenced hereby and to make the payments provided for therein, and nothing contained herein or in such security document shall obligate the Maker hereof, or its successors or assigns, further than to bind its right, title and interest in and to the American Bingo & Gaming Corp. common stock; so, that in the event of a default hereunder or thereunder, the sole remedy of the legal holder and Payee hereof shall be the foreclosure of the lien of said security document covering said stock and neither the Payee nor the legal holder hereof shall be entitled to a personal or deficiency judgment against the Maker hereof, and none shall be sought or entered.

     Prepayment of principal and interest in whole or in part may be made at any time without penalty.

     The provisions of this Promissory Note are to be governed by and construed according to the laws of the State of South Carolina.



                              /s/  Michael  W.  Mims
                              ----------------------
                              Michael  W.  Mims

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of the 4th day of June, 1998, by and between Michael W. Mims ("Pledgor") and American Bingo & Gaming Corp., a Delaware corporation ("Pledgee").

     WHEREAS, ON June 4, 1998, Pledgee accepted a promissory note from Pledgor in the amount of Two Hundred Eighty-Four Thousand Eight Hundred Eighty-Nine And 34/100 Dollars ($284,889.34) (the "Promissory Note") related to previous advances of funds by Pledgee to Pledgor which in the aggregate total that amount; and

     WHEREAS, securing the repayment of the Promissory Note, Pledgor has pledged to Pledgee One Hundred Thousand (100,000) shares of the common stock of Pledgee, owned and held of record by Pledgor;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Pledge.  In  connection  with the  issuance of the  Promissory  Note by
         ------
Pledgor to Pledgee in connection with Pledgee's loans to Pledgor, Pledgor hereby grants a security interest to Pledgee in One Hundred Thousand (100,000) shares of the common stock of Pledgee, represented by certificate No.0841. Pledgee
                                                                  ----
shall hold the pledged shares as security for the repayment of the Promissory Note, and shall not encumber or dispose of the shares.

     2.  Dividends.-  During the term of this pledge,  all  dividends  and other
         ---------
amounts received by Pledgee shall be applied to the payment of the principal and accrued interest on the Promissory Note.

     3. Voting Rights. During the term of this pledge, and as long as Pledgor is
        -------------
not in default in the performance of any term of this agreement or in the payment of the principal or interest of the Promissory Note, Pledgor shall vote the pledged shares on all matters.

     4.  Adjustments.  If, during the term of this pledge,  any share  dividend,
         -----------
reclassification, readjustment, or other change is declared or made in the capital structure of American Bingo & Gaming Corp., all new, substituted, and additional shares, or other securities, issued by reason of any such change the shares originally pledged hereunder.

     5.  Payments of Promissory  Note.  Upon payment of the total balance due on
         ----------------------------
the Promissory Note, Pledgee shall immediately transfer to Pledgor all of the pledged shares.

It is agreed between the parties that if the value of the pledged shares becomes less than the balance owed, the company may require the pledgor to pledge more shares of stock at the request of the Chief Executive Officer. If such request is made, then the pledgor shall comply within ten days or the note will become due and payable upon demand.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                              AMERICAN  BINGO  &  GAMING  CORP.

                              By:  /s/  Andre  M.  Hilliou
                                   -----------------------
                                   Andre  M.  Hilliou,  President

                                   /s/  Michael  W.  Mims
                                   ----------------------
                                   Michael  Mims

                                   /s/  George  Harrison
                                   ---------------------
                                   George  Harrison,  Chairman